EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Portlogic Systems Inc. (the “Company”) on Form 10-Q for the period ending November 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

i.

The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.

The information contained in the Report fairly presents, in all material respects, the financial condition and Result of operations of the company.

IN WITNESS WHEREOF, the undersigned have executed this certification as of the 14th day of January, 2013.

/s/  Joseph Putegnat

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By:  Joseph Putegnat

Principal Executive Officer

/s/  Jueane Thiessen

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By:  Jueane Thiessen

Principal Accounting Officer, and Treasurer